SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported)   December 30, 1996
-------------------------------------------------------------------------------


                          WHITMAN EDUCATION GROUP, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                   New Jersey
-------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


      1-13722                                         22-2246554
-------------------------------------------------------------------------------
(Commission File No.)                         (IRS Employer Identification No.)


4400 Biscayne Boulevard, 6th Floor, Miami, Florida         33137
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


                                 (305) 575-6534
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




Item 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

             Lansdowne  University,  Ltd.  d/b/a Huron  University,  United
             States Branches audited balance sheets as May 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for each of the three years ended May 31, 1996.

                  Independent Auditor's Report..................................       F-1
                  Balance Sheets................................................       F-2
                  Statements of Operations......................................       F-4
                  Statements of Stockholders' Equity............................       F-5
                  Statements of Cash Flows......................................       F-6
                  Notes to Financial Statements.................................       F-8

               Huron University unaudited balance sheet and stockholders' equity as of December 30, 1996 and the related statements of operations and cash flows for the seven months ended December 30, 1996 and 1995.

                  Balance Sheet.................................................       F-16
                  Statement of Operations.......................................       F-17
                  Statement of Stockholders' Equity.............................       F-18
                  Statement of Cash Flows.......................................       F-19
                  Notes to Unaudited Financial Statements.......................       F-20

         (b) PRO FORMA FINANCIAL INFORMATION.

             Whitman Education Group, Inc. and Huron University unaudited pro forma condensed combined statements of operations for the year ended March 31, 1996 and the nine months ended December 31, 1996.

                  Unaudited Pro Forma Condensed Combined Financial
                    Information.................................................       F-21
                  Condensed Consolidated Statement of Operations for
                    the year ended March 31, 1996...............................       F-22
                  Condensed Consolidated Statement of Operations for
                     the nine months ended December 31, 1996....................       F-23
                  Notes to Unaudited Pro Forma Condensed Combined
                    Financial Information.......................................       F-24


                          INDEPENDENT AUDITOR'S REPORT



To the Board of Trustees
Lansdowne University, Ltd.
d/b/a Huron University
Huron, South Dakota

We have audited the accompanying balance sheets of Lansdowne University, Ltd., d/b/a Huron University, United States Branches, as of May 31, 1996 and 1995, and the accompanying statements of operations, stockholder's equity, and cash flows for each of the three years ended May 31, 1996. These financial statements are the responsibility of the University's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lansdowne University, d/b/a Huron University, United States Branches, as of May 31, 1996 and 1995, and the results of operations and cash flows for each of the three years in the period ended May 31, 1996, in conformity with generally accepted accounting principles.

November 22, 1996, except for Notes 5, 7 and 11,
 for which the date is February 10, 1997
Aberdeen, South Dakota




LANSDOWNE UNIVERSITY, LTD.
D/B/A HURON UNIVERSITY
UNITED STATES BRANCHES
BALANCE SHEETS
MAY 31, 1996 AND 1995
================================================================================
                                                         1996          1995
--------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                       $     731,661   $    236,532
  Accounts receivable:
    Tuition, fees and other student receivables       1,284,225        949,638
    Less: allowance for doubtful accounts             (741,204)      (617,502)
    Employee and other receivables                      106,975         28,645
    Huron Regional Medical Center                        46,099             --
    Due from related parties                            176,938         29,273
  Inventories                                           133,754        124,036
  Prepaid expenses                                       36,961         19,555
  Deferred income taxes                                      --         38,757
--------------------------------------------------------------------------------

     Total current assets                             1,775,409        808,934
--------------------------------------------------------------------------------

CERTIFICATE OF DEPOSIT                                  100,000             --
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT:
  Land                                                   50,000         50,000
  Buildings and improvements                          2,848,276      2,848,276
  Equipment                                           1,188,473      1,115,487
  Vehicles                                                8,256          8,256
--------------------------------------------------------------------------------

                                                      4,095,005      4,022,019
  Less accumulated depreciation                         855,114        688,626
--------------------------------------------------------------------------------

     Net property and equipment                       3,239,891      3,333,393
--------------------------------------------------------------------------------

     Total assets                                 $   5,115,300   $  4,142,327
================================================================================

SEE NOTES TO FINANCIAL STATEMENTS.



-------------------------------------------------------------------------------------------
                                                              1996                   1995
-------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                     $     136,261          $   109,214
  Accounts payable                                            473,765              397,872
  Accrued expenses and other liabilities                      509,169              246,665
  Due to related parties                                          704              450,207
  Deferred revenue                                            590,315              214,686
------------------------------------------------------------------------------------------

     Total current liabilities                              1,710,214            1,418,644


LONG-TERM DEBT:
  Notes payable                                               683,357              719,618
------------------------------------------------------------------------------------------


     Total liabilities                                      2,393,571            2,138,262
------------------------------------------------------------------------------------------


STOCKHOLDERS' EQUITY:
  Common stock, $100 par value, 10,000 shares
   authorized, 170 and 30 shares issued and outstanding        17,000                3,000
  Additional paid-in capital                                3,190,206            1,750,000
  Retained earnings (accumulated deficit)                    (485,477)             251,065
------------------------------------------------------------------------------------------

     Total stockholders' equity                             2,721,729            2,004,065
------------------------------------------------------------------------------------------


     Total liabilities and stockholders' equity         $   5,115,300          $ 4,142,327
==========================================================================================





LANSDOWNE UNIVERSITY, LTD.
d/b/a HURON UNIVERSITY
UNITED STATES BRANCHES
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MAY 31, 1996, 1995 AND 1994

=========================================================================================================
                                                          1996               1995               1994
---------------------------------------------------------------------------------------------------------

REVENUES:
  Tuition                                              $ 5,219,911       $ 4,587,671        $  4,060,265
  Other educational materials                              979,468           829,512             706,543
  Other income                                             592,690           419,305             373,476
---------------------------------------------------------------------------------------------------------
     Total revenues                                      6,792,069         5,836,488           5,140,284
---------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
  Cost of educational services                           4,126,993         3,985,647           2,672,763
  Student services and administrative expense            3,010,210         1,909,999           2,266,777
  Bad debt expense                                         130,411           189,352             186,150
  Settlement expense                                       230,000                --                  --
---------------------------------------------------------------------------------------------------------
     Total costs and expenses                            7,497,614        6,084,998            5,125,690
---------------------------------------------------------------------------------------------------------

(LOSS) INCOME FROM OPERATIONS                            (705,545)         (248,510)              14,594

  Interest income                                            8,016            54,877              38,280
  Interest expense                                        (69,841)          (89,974)            (72,002)
---------------------------------------------------------------------------------------------------------

LOSS BEFORE INCOME TAXES                                 (767,370)         (283,607)            (19,128)

BENEFIT FROM INCOME TAXES                                  30,828             78,683              36,696
---------------------------------------------------------------------------------------------------------

NET (LOSS) INCOME                                   $    (736,542)      $  (204,924)        $     17,568
=========================================================================================================
(LOSS) INCOME PER SHARE OF
  COMMON STOCK                                      $     (24,228)      $    (6,831)        $        586
=========================================================================================================

AVERAGE NUMBER OF COMMON
  STOCK SHARES OUTSTANDING                                   30.4              30.0                 30.0
=========================================================================================================

SEE NOTES TO FINANCIAL STATEMENTS.




LANSDOWNE UNIVERSITY, LTD.
d/b/a HURON UNIVERSITY
UNITED STATES BRANCHES
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MAY 31, 1996, 1995, AND 1994

======================================================================================
                                                             RETAINED
                                                ADDITIONAL   EARNINGS
                                  COMMON        PAID-IN      (ACCUMULATED
                                  STOCK         CAPITAL      DEFICIT)       TOTAL
--------------------------------------------------------------------------------------

BALANCE, JUNE 1, 1993             $ 3,000      $1,750,000    $ 438,421    $ 2,191,421

Net income                             --              --       17,568         17,568
--------------------------------------------------------------------------------------

BALANCE, MAY 31, 1994               3,000       1,750,000      455,989      2,208,989

Net loss                               --              --     (204,924)      (204,924)
---------------------------------------------------------------------------------------

BALANCE, MAY 31, 1995               3,000       1,750,000      251,065      2,004,065

Common stock issued                14,000       1,440,206           --      1,454,206

Net loss                               --              --     (736,542)      (736,542)
---------------------------------------------------------------------------------------

BALANCE, MAY 31, 1996             $17,000      $3,190,206   $ (485,477)   $ 2,721,729
=======================================================================================

SEE NOTES TO FINANCIAL STATEMENTS.




LANSDOWNE UNIVERSITY, LTD.
d/b/a HURON UNIVERSITY
UNITED STATES BRANCHES
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MAY 31, 1996, 1995 AND 1994
===============================================================================================================

                                                                   1996             1995             1994
---------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                           $   (736,542)      $  (204,924)    $      17,568
  Adjustments to reconcile net (loss) income to net cash
   provided by (used in) operating activities:
    Depreciation and amortization                                   188,602           174,893          149,153
    Loss on disposal of property and equipment                       13,334             4,132                -
    Bad debts expense                                               130,411           189,352          186,150
    Change in assets and liabilities:
      Accounts receivable:
        Tuition, fees and other student receivables               (341,296)         (317,309)        (148,915)
        Employee and other receivables                             (78,330)          (22,144)          104,244
        Huron Regional Medical Center                              (46,099)                --               --
      Inventories                                                   (9,718)            67,936         (78,466)
      Prepaid expenses                                             (17,406)             5,266          (5,865)
      Deferred income taxes                                          38,757          (50,038)         (62,918)
      Accounts payable                                               75,893            74,094          131,623
      Accrued expenses and other liabilities                        262,504          (17,734)            7,751
      Deferred revenue                                              375,629          138,819          (76,743)
---------------------------------------------------------------------------------------------------------------
     Net cash provided by (used in) operating activities          (144,261)            42,343          223,582
---------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                              (108,434)          (52,209)      (1,581,087)
  Purchase of certificate of deposit                              (100,000)                --               --
---------------------------------------------------------------------------------------------------------------
     Net cash used in investing activities                        (208,434)          (52,209)      (1,581,087)
---------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (payments) on short-term notes payable                    --         (265,000)           65,000
  Proceeds from long-term notes payable                             100,050                --          773,277
  Principal payments on long-term notes payable
    and lease obligations                                         (109,264)          (96,607)         (50,003)
  Net advances from (payments to) related parties                   202,832           631,438         (79,260)
  Excess of outstanding checks over cash on deposit                      --          (38,550)           38,550
  Proceeds from issuance of common stock                            654,206               --                --
---------------------------------------------------------------------------------------------------------------

     Net cash provided by financing activities                      847,824           231,281          747,564
---------------------------------------------------------------------------------------------------------------

(CONTINUED ON NEXT PAGE)




STATEMENTS OF CASH FLOWS  - PAGE 2
===============================================================================================================

                                                                     1996             1995             1994
---------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                              495,129           221,415        (609,941)

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR                                                 236,532            15,117          625,058
---------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT
  END OF YEAR                                                  $    731,661       $   236,532    $      15,117
===============================================================================================================


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid during the year for:
      Interest                                                $     69,030        $    92,967    $      65,594
===============================================================================================================

      Income taxes                                            $         --        $        --    $          --
===============================================================================================================

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING ACTIVITIES:
    Common stock issued for cancellation of
      advances from related party                             $    800,000        $        --    $          --
===============================================================================================================

    Vehicles sold by assumption of note
      payable by purchaser                                    $         --        $    21,098    $          --
===============================================================================================================

SEE NOTES TO FINANCIAL STATEMENTS.

LANSDOWNE UNIVERSITY, LTD.
d/b/a HURON UNIVERSITY
UNITED STATES BRANCHES
NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL - The Corporation is a South Dakota Corporation organized to own and operate a private university. The Corporation was acquired by EIEA America, Inc. in February, 1992 and became a wholly-owned subsidiary. The accompanying financial statements include the United States Branches of Lansdowne University, Ltd., namely the Huron and Sioux Falls, South Dakota campuses, and the Phoenix, Arizona campus for which operations have not commenced.

CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the Corporation considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Corporation places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of the FDIC insurance limit.

PREPAID EXPENSES - Prepaid expenses include unused catalogs that relate to a future academic year.

INVENTORY - The inventories of books and supplies are valued at the lower of cost or market using the first-in, first-out method.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense currently. When depreciable assets are retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided for over the estimated useful lives principally on the straight-line method. Depreciation for income tax reporting purposes is computed using lives and methods established by statutory guidelines. Estimated useful lives used in the computation of depreciation are as follows:

        Buildings and improvements            7-40 years
        Transportation equipment               5-7 years
        Furniture, fixtures and equipment     5-15 years

REVENUE RECOGNITION - Tuition revenue and other revenues are recognized over the related period of enrollment. Revenues billed or received in advance are recorded as deferred revenue.

ADVERTISING - Advertising costs are expensed as incurred. Advertising expense which is included in "student services and administrative expense" amounted to approximately $71,000, $28,000 and $23,600 for the years ended May 31, 1996, 1995 and 1994, respectively.

PROFIT-SHARING PLAN - The Corporation has a defined contribution profit-sharing plan that covers substantially all employees. Pension costs are accrued and funded monthly. Service costs are paid by the Corporation.

(CONTINUED ON NEXT PAGE)

NOTES TO FINANCIAL STATEMENTS - page 2
-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(LOSS) INCOME PER COMMON SHARE - (Loss) income per common share is computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period.

ACCOUNTING  FOR THE  IMPAIRMENT  OF  LONG-LIVED  ASSETS - In  fiscal  1997,  the
University will adopt the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121-"Accounting for the Impairment of Long- Lived Assets." SFAS No. 121 requires impairment losses to be recorded on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on current circumstances, the University expects the effect upon adoption to be a loss ranging from approximately $1,000,000 to $2,100,000 (see
Note 15).


NOTE 2 - CERTIFICATE OF DEPOSIT

The University purchased a certificate of deposit with a term of six months. The certificate of deposit is held as collateral for a note payable with a maturity date of June 30, 1997. Since the certificate of deposit is restricted by the collateral agreement, the certificate has been recorded as a long-term investment to match the maturity date of the note payable.


NOTE 3 - ACCOUNTS RECEIVABLE

A summary of activity for the allowance for doubtful accounts is as follows for the years ended May 31:

                                            1996          1995           1994
                                           -------      ---------      --------

       Balance at beginning of year       $ 617,502     $ 428,150      $242,000
       Charged to expense                   130,411       189,352       186,150
       Accounts (charged-off) recovered
        during the year                      (6,709)            -             -
                                          ----------    ----------     ---------

       Balance at end of year             $ 741,204     $ 617,502      $428,150
                                          =========     =========      =========






(CONTINUED ON NEXT PAGE)

NOTES TO FINANCIAL STATEMENTS - page 3
-------------------------------------------------------------------------------

NOTE 4 - CREDIT RISK

The University grants credit to students in the Huron and Sioux Falls, South Dakota and surrounding areas, as well as to foreign students attending the University sponsored by related parties.

The Company maintains balances in financial institutions and other agencies. At times, the amount on deposit exceeds the insurance coverage for those deposits. The Company is at risk for these excess deposits in the event the financial institution or agency is unable to meet its obligations.


NOTE 5 - LONG-TERM DEBT

The following is a summary of long-term debt at May 31, 1996 and 1995:

                                                                                        1996             1995
                                                                                     ----------       ----------

Note  payable to Huron  University  Foundation,  secured by land and  buildings, interest at a variable rate, currently 9.75%, with quarterly principal payments of $10,000, plus interest,
 beginning October, 1996, maturity date July 8, 2001.                                 $ 200,000        $ 200,000

Note payable to Huron University Foundation,  secured by the gymnasium. Interest is at a variable rate,  currently  9.75%,  paid monthly,  with a final maturity date  January  1,  2004.  Beginning  January  1,  1999,  monthly  principal  of approximately
 $4,200, plus interest, is due.                                                         250,000          250,000

Note payable to Community  First State Bank,  secured by the gymnasium,  monthly installments of $8,500 including
 principal and interest at 8.00%, maturity date December 1, 1998.                       221,243          308,350

Note payable to Community  First State Bank,  secured by Certificate of Deposit, interest paid monthly at 7.00%,
 maturity date June 30, 1997.                                                           100,050             -

Note payable to Greater Huron Development Corporation, secured by the gymnasium, monthly  installments  of $2,000  including  principal  and  interest at 3.00%, maturity date
 December 1, 1998.                                                                       48,325           70,482
                                                                                       --------         --------
                                                                                        819,618          828,832
Less current portion                                                                    136,261          109,214
                                                                                        -------          -------

                                                                                      $ 683,357        $ 719,618
                                                                                        =======          =======



(CONTINUED ON NEXT PAGE)

NOTES TO FINANCIAL STATEMENTS - page 4
--------------------------------------------------------------------------------

NOTE 5 - LONG-TERM DEBT - CONTINUED

Approximate minimum principal payments required during the next five years are estimated as follows:

          1997        $ 136,300
          1998          259,800
          1999          104,400
          2000           90,000
          2001           90,000


NOTE 6 - LEASES

The University leases facilities for its Sioux Falls and Phoenix locations and office and other equipment under operating leases which expire through 2001. Approximate future minimum rental payments through the expiration of the leases are as follows:

     YEARS ENDING MAY 31,
     --------------------
          1997                     $ 249,400
          1998                       242,100
          1999                       240,400
          2000                        64,600
          2001                         6,900
                                   ---------

          Total                    $ 803,400
                                   =========

Rental expense for the above operating leases and other equipment rentals totaled $260,077, $172,891 and $148,268 for the years ended May 31, 1996, 1995 and 1994, respectively.


NOTE 7 - RELATED PARTIES AND OTHER ORGANIZATIONS

The University is affiliated with campuses in Tokyo, Japan, and London, United Kingdom. As such, the University provides technical and management assistance to these campuses. The University earns a management fee and receives reimbursement of direct charges from these campuses. Management fee revenue totaled $149,736, $69,300, and $69,300 for the years ended May 31, 1996, 1995 and 1994, respectively.

In addition, for students from Japan that attend another campus, the attending campus pays the Tokyo campus a commission which is a percentage of the tuition related to those students.




(CONTINUED ON NEXT PAGE)

NOTES TO FINANCIAL STATEMENTS - page 5
--------------------------------------------------------------------------------

NOTE 7 - RELATED PARTY TRANSACTIONS - CONTINUED

The University is economically dependent on support from the parent or affiliated campuses. Amounts received from related parties as support which have been included as a contribution to capital during the year ended May 31, 1996 totaled $1,454,206, including $800,000 that had previously been classified as non-interest bearing due to related parties. There were no contributions to capital during the years ended May 31, 1995 and 1994.

Transactions with related parties are as follows:

                                                       1996             1995          1994
                                                    ------------    -----------   -----------
    Expenses charged to related parties             $     52,881    $     2,366   $    24,457
    Tuition and fees revenue from related parties        836,254        841,041       839,753
    Commission paid to related parties                   211,362        184,470       189,801
    Amount advanced from related parties               1,038,270      1,253,997       660,800

HURON UNIVERSITY FOUNDATION - The foundation is a separate and independent South Dakota nonprofit corporation whose function is to provide financial and other assistance to the University. The foundation conducts fundraising activities and receives moneys and pledges for institutionally sponsored programs.

NOTE 8 - CONTRACTS PAYABLE

The University contracts with faculty members for the academic year beginning during August of each year; however, some faculty members elect to be paid over a 12-month period. The unfunded portion of this contract at May 31, 1996 and 1995 was $126,725 and $126,923, respectively, which is accrued in the accompanying financial statements.

NOTE 9 - RETIREMENT PLAN

The University sponsors a profit-sharing plan in which all employees are eligible to participate beginning in the year in which they complete one (1) month of employment and attain the age of twenty and a half (20 1/2). The amount of the Corporation's contribution is discretionary and is determined annually by the Board of Directors but cannot exceed the amount deductible for federal income tax purposes. The participating employees may make elective deferral contributions to the plan. The Corporation's contributions to the plan for the years ended May 31, 1996, 1995 and 1994 were $26,333, $27,562 and $21,303, respectively.

NOTE 10 - GOVERNMENT PROGRAM FUNDS

The Corporation receives monies from the federal government to make loans and grants to students. The Corporation acts as custodian of these funds and accounts for them in separate accounts which are not included in the accompanying financial statements.

Federal loans and grants received by students for payment of educational expenses is a major source of funding for the University.


(CONTINUED ON NEXT PAGE)

NOTES TO FINANCIAL STATEMENTS - page 6
-------------------------------------------------------------------------------

NOTE 11 - INCOME TAXES

Income tax expense consists of the following:

                                                                     1996                1995         1994
                                                                   ---------           ---------    ---------
         Currently (payable) refundable                            $ 69,585            $ 28,645     $(28,542)
         Deferred taxes                                            (38,757)              50,038       65,238
                                                                   ---------            --------     --------

         Total income tax benefit                                  $ 30,828            $ 78,683     $ 36,696
                                                                   =========           =========    =========

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Corporation's assets and liabilities. Depreciation and allowance for doubtful accounts are the sources of these temporary differences, as well as net operating loss carryforwards.

Deferred income taxes consist of the following:
                                                                     1996                1995          1994
                                                                  ---------           ---------    ----------

         Deferred tax assets                                     $ 379,523           $ 209,951    $ 145,571
         Deferred tax liabilities                                 (167,618)           (171,194)    (156,852)
         Less valuation allowance                                 (211,905)                  -             -
                                                                 ----------          ----------   -----------

         Net deferred tax asset (liability)                      $       -           $  38,757    $ (11,281)
                                                                 ==========          ==========   ===========

The income tax benefit (expense), based on expected tax refunds at statutory rates, is computed as follows:

                                                                     1996                1995          1994
                                                                 -----------          ----------    ----------

         Expected income tax benefit                              $ 260,906            $  96,426     $  6,504
         Permanent differences                                       (6,897)              (6,813)       (807)
         Rate changes on estimated deferred taxes                   (11,276)             (10,930)     30,999
         Valuation allowance for net operating
           loss and nonrecoverable deferred
           tax assets                                              (211,905)                  -            -
                                                                  ----------           ----------    ----------

         Benefit from income taxes                                $  30,828            $ 78,683      $ 36,696
                                                                  ==========           ==========    -----------

Net operating loss carryforwards are approximately $375,000 and expire in 2011.

NOTE 12 - FINANCIAL INSTRUMENTS

Financial instruments for which the fair value is considered to approximate the carrying amount of the asset or liability include accounts receivable (net), certificates of deposit and current liabilities. The fair value of long-term debt based on the net present value of future scheduled payments at a rate of 9.75% is $864,094 as of May 31, 1996. The carrying value of long-term debt is $876,567 as of May 31, 1996.

(CONTINUED ON NEXT PAGE)

NOTES TO FINANCIAL STATEMENTS - page 7
-------------------------------------------------------------------------------

NOTE 13 - SCHOLARSHIPS

The University provides athletic, academic and other scholarships to selected students which are not funded by outside organizations.

Scholarship expense which is included in "cost of educational services" relating to these scholarships, which was also included in tuition revenue amounted to approximately $960,000, $1,200,000 and $470,000 for the years ended May 31, 1996, 1995 and 1994, respectively.


NOTE 14 - HURON REGIONAL MEDICAL CENTER

The University has an agreement with Huron Regional Medical Center, Inc. to jointly operate the Huron Nursing School, which provides a two-year Associate of Science Degree in Nursing. The University and Huron Regional Medical Center have agreed to equally share any income and to equally divide and be responsible for any loss incurred by the School.

The initial term of the agreement was for two years commencing on September 1, 1995 through August 31, 1997. The agreement will be automatically renewed for successive one year terms unless either party terminates the agreement by December 31 of such renewal year.


NOTE 15 - SUBSEQUENT EVENTS

Subsequent  to  May  31,  1996,   the  University   received   notice  that  its
accreditation was not renewed effective December 31, 1996.

In addition, subsequent to May 31, 1996, the University entered into a preliminary sale agreement to sell the United States Branches of Lansdowne University, Ltd. The sale is contingent upon certain conditions being completed, and final approval for accreditation purposes. Final negotiations related to this sale agreement have not been completed. However, the potential loss related to this transaction is approximately $1,000,000 to $2,100,000.

Subsequent to May 31, 1996, the University paid out two lump sum settlements to former employees to settle disputes related to the employees' dismissals. The total amount of these settlements was $230,000, excluding the cost of legal representation of the University.









(CONTINUED ON NEXT PAGE)

NOTES TO FINANCIAL STATEMENTS - page 8
-------------------------------------------------------------------------------

NOTE 16 - GOING CONCERN

The University has received notice that its accreditation is not being renewed. Related to the University's accreditation is its qualification for Federal loans and grants for its students. As such, the University's ability to continue as a going concern is in question. Management's plans with regard to the University's ability to continue as a going concern include completing a transaction for sale of the University to another institution whereby the University would become re-accredited under the umbrella of the purchasing institution. In the event the sale of the University is not completed, operations of the University would be discontinued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 17 - ENVIRONMENTAL CONTAMINATION

The University has an underground storage tank for fuel. This tank developed a leak that contaminated certain soils around the tank. During 1994 and 1995 the tank was repaired and the soil surrounding the tank was removed and replaced. The South Dakota Superfund reimbursed certain expenses related to this endeavor. Expenses and related reimbursements totaled $10,978 and $88,293, for the years ended May 31, 1996 and 1995, respectively.

The tank and the subsoil surrounding the tank are subject to monitoring, at the expense of the University, for changes in the status of the level of soil contamination. Any future costs related to future contamination are subject to approval for reimbursement from South Dakota Superfund. At present, South Dakota Superfund has not committed future funding for this project.




                                    # # # # #






HURON UNIVERSITY

BALANCE SHEET (Unaudited)
DECEMBER 30, 1996



ASSETS

CURRENT ASSETS
Cash                                           $       28,322
Accounts receivable                                   906,037
Receivable from related party                         215,776
Inventories                                            92,461
Other assets                                           73,799
                                               ---------------

Total current assets                                1,316,395

PROPERTY AND EQUIPMENT -- Net                       3,189,791
                                               ---------------

TOTAL                                          $    4,506,186
                                               ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                               $      676,971
Accrued expenses                                       52,509
Notes payable                                         756,932
Deferred tuition                                      981,131
                                               ---------------

Total current liabilities                           2,467,543

LONG-TERM LIABILITIES                                 320,000
                                               ---------------

Total liabilities                                   2,787,543
                                               ---------------

STOCKHOLDERS' EQUITY
Common stock                                           37,000
Additional paid-in capital                          2,766,000
Accumulated deficit                                (1,084,357)
                                                --------------

Total stockholders' equity                          1,718,643
                                                --------------

TOTAL                                          $    4,506,186
                                               ===============


See notes to financial statements.
-------------------------------------------------------------------------------




HURON UNIVERSITY

STATEMENT OF OPERATIONS (Unaudited)
FOR THE SEVEN MONTHS ENDED DECEMBER 30, 1996 AND 1995

                                                     1996              1995
                                                 -------------    -------------


NET REVENUES                                     $   2,144,542    $   4,256,785
                                                 -------------    -------------
COSTS AND EXPENSES
Cost of educational services                         1,815,130        3,699,253
Student services and administrative expenses           562,294          556,556
Bad debt expense                                        43,501          110,455
                                                 -------------    -------------

Total costs and expenses                             2,420,925        4,366,264
                                                 -------------    -------------

LOSS FROM OPERATIONS                                  (276,383)        (109,479)

Write down of fixed assets                            (280,000)
Interest income                                          1,010           16,601
Interest expense                                       (43,507)         (80,154)
                                                 --------------   --------------

NET LOSS                                         $    (598,880)   $    (173,032)
                                                 ==============   ==============





















See notes to financial statements.
-------------------------------------------------------------------------------




HURON UNIVERSITY

STATEMENT OF STOCKHOLDERS' EQUITY (Unaudited)
FOR THE SEVEN MONTHS ENDED DECEMBER 30, 1996

                                COMMON                    ADDITIONAL
                                SHARES         COMMON     PAID-IN         ACCUMULATED
                                OUTSTANDING    STOCK      CAPITAL           DEFICIT         TOTAL
                                ------------   ------    -----------     ------------      ----------

BALANCE, JUNE 1, 1996              170        $17,000    $3,190,206      $  (485,477)       $2,721,729

Common stock issued                200         20,000       180,000                            200,000
Return of capital                                          (604,206)                          (604,206)
Net loss                                                                    (598,880)         (598,880)
                                   ---        -------    -----------     ------------       -----------

BALANCE
DECEMBER 30, 1996                  370        $37,000    $2,766,000      $(1,084,357)       $1,718,643
                                   ===        =======    ==========      ============       ===========






























See notes to financial statements.
-------------------------------------------------------------------------------




HURON UNIVERSITY

STATEMENT OF CASH FLOWS (Unaudited)
FOR THE SEVEN MONTHS ENDED DECEMBER 30, 1996 AND 1995
                                                                 1996             1995
                                                            -------------   --------------

OPERATING ACTIVITIES
Net loss                                                    $   (598,880)   $    (173,032)
Adjustments to reconcile net loss to cash (used in)
    provided by operating activities:
    Depreciation and amortization                                109,900          110,018
    Loss on write down of equipment                              280,000
    Loss on disposal of property and equipment                                     11,304
    Changes in operating assets and liabilities:
       Accounts receivable                                      (363,016)        (118,909)
       Other receivables                                         153,074            1,918
       Inventories                                                41,293             (964)
       Prepaid expenses                                          (36,838)         (15,445)
       Deferred income taxes                                                       38,757
       Accounts payable                                          157,535          160,022
       Accrued expenses                                         (456,660)         (11,167)
       Deferred and prepaid tuition and fees                     390,816          463,153
       Prepaid tuition                                            32,420
                                                            -------------   --------------
Net cash (used in) provided by operating activities             (290,356)         465,655
                                                            -------------   --------------
INVESTING ACTIVITIES
Purchases of property and equipment                               (2,512)         (92,286)
Proceeds from maturity of certificate of deposit                 100,000
                                                            -------------   --------------
Net cash (used in) provided by investing activities               97,488          (92,286)
                                                            -------------   --------------
FINANCING ACTIVITIES
Principal payments on notes payable                              (62,686)        (122,545)
Principal payments on capital lease obligations                   (4,037)
Net advances from (payments to) related parties                  (39,542)         (80,051)
Proceeds from purchase of common stock                           200,000
Distribution of capital                                         (604,206)
                                                            -------------   --------------
Net cash used in financing activities                           (510,471)        (202,596)
                                                            -------------   --------------
(DECREASE) INCREASE IN CASH                                     (703,339)         170,773

CASH AT BEGINNING OF PERIOD                                      731,661          236,532
                                                            ------------    --------------

CASH AT END OF PERIOD                                       $     28,322    $     407,305
                                                            ============    =============

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                               $     52,066    $      85,039
                                                            ============    =============

See notes to financial statements.
-------------------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 30, 1996
                                   (Unaudited)


         Reference is made to the financial statements for the year ended May 31, 1996 and 1995 included in this Form 8-KA.

         The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X and, in the opinion of the management of the Company, include all adjustments, which are of a normal recurring nature, necessary for a fair presentation of financial position and the results of operations and cash flows for the periods presented. However, the financial statements do not include all information and footnotes required for a presentation in accordance with generally accepted accounting principles. These financial statements should be read in conjunction with the financial statements and the notes thereto for the year ended May 31, 1996. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.


1.       DISPOSITION OF THE COMPANY'S ASSETS AND LIABILITIES

          On December 30, 1996, the Company's South Dakota operations and its net assets were sold to Colorado Technical University, Inc., a subsidiary of Whitman Education Group, Inc. and Huron Education, Inc., an unrelated entity. The Company's assets have been written down to their fair value at the sale date which required a valuation allowance of $280,000 be recorded against property and equipment.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


The following unaudited pro forma condensed combined financial information gives effect to the acquisition of Huron University using the purchase method of accounting. The following unaudited pro forma condensed combined financial information has been prepared based upon the historical consolidated financial statements of Whitman and Huron University giving effect to the acquisition. No pro forma balance sheet as of December 31, 1996 is presented here because the transaction is reflected in Whitman's consolidated balance sheet included with its third quarter 10-Q filed February 14, 1997. The unaudited pro forma condensed combined statements of operations assume that the acquisition occurred as of the beginning of the periods presented and combine Whitman's consolidated results of operations for the year ended March 31, 1996 with Huron University's consolidated results of operations for the year ended May 31, 1996, and Whitman's and Huron University's consolidated results of operations for the nine months ended December 31, 1996.

The unaudited pro forma condensed combined financial information is intended for informational purposes only and is not necessarily indicative of the future results of operations of the combined company or results of operations of the combined company that would have actually occurred had the acquisition been in effect for the periods presented.

These unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with and are qualified in their entirety by the Whitman and Huron Consolidated Financial Statements, including the related notes thereto, included elsewhere, or incorporated by reference in this Form 8-KA.




                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1996


                                                         WHITMAN           HURON
                                                       HISTORICAL       HISTORICAL
                                                       YEAR ENDED       YEAR ENDED
                                                        MARCH 31,         MAY 31,         PRO FORMA           PRO FORMA
                                                          1996             1996           ADJUSTMENTS          COMBINED
                                                    --------------    -------------  -------------------    ---------------

Tuition and other revenues, net                    $    40,231,129    $   6,792,069    $ (960,000) (4)       $  46,063,198
Cost of educational services                            22,478,961        4,126,993      (960,000) (4)          25,645,954
Student services and administrative expenses            16,803,826        3,370,621       227,502  (2)(3)       20,401,949
                                                   ---------------    -------------    -----------           --------------

Income (loss) from operations                              948,342         (705,545)     (227,502)                  15,295

Interest income (expense), net                          (1,185,386)         (61,825)      115,286  (1)          (1,131,925)
                                                   ----------------   --------------   -----------           --------------

Loss from continuing operations
    before income taxes                                   (237,044)        (767,370)     (112,216)              (1,116,630)

Income tax (benefit) provision                            (136,473)         (30,828)               (6)            (167,301)
                                                   ----------------   --------------   ------------          ---------------

Net loss                                           $      (100,571)   $    (736,542)   $ (112,216)            $   (949,329)
                                                   ================   ==============   ===========            =============

Net loss per share of common stock                 $        (0.01)                                            $      (0.09)
                                                   ================                                           =============

Average number of common stock and
    common stock equivalent shares
    outstanding, excluding common
    stock shares held in escrow                        10,235,956                                                10,235,956
                                                   ===============                                            =============















See notes to unaudited pro forma condensed combined financial information.




                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 1996


                                                         WHITMAN          HURON         PRO FORMA        ADJUSTED
                                                       HISTORICAL      HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                      ------------     -----------    -------------      ----------

Tuition and other revenues, net                       $33,878,676       $2,733,915                       $36,612,591
Cost of educational services                           22,008,832        2,601,305                        24,610,137
Student services and administrative expenses           13,218,458          656,682    $  172,178(2)(3)    14,047,318
                                                      ------------       ----------   ----------         -----------

Income (loss) from operations                          (1,348,614)        (524,072)     (172,178)         (2,044,864)

Write-down of fixed assets                                                (280,000)      280,000(5)
Interest income (expense), net                           (656,394)         (56,043)       86,464(1)         (625,973)
                                                      ------------       ----------   ----------         ------------

Loss from continuing operations
    before income taxes                                (2,005,008)        (860,115)      194,286          (2,670,837)

Income tax (benefit) provision                           (204,738)                              (6)         (204,738)
                                                     -------------       ----------     --------         ------------

Net loss                                             $ (1,800,270)       $(860,115)     $194,286         $(2,466,099)
                                                     =============       ==========     ========         ============

Net loss per share of common stock                   $      (0.16)                                       $     (0.22)
                                                     =============                                       ============

Average number of common stock
    and common stock equivalent shares
    outstanding, excluding common
    stock shares held in escrow                        11,082,369                                         11,082,369
                                                     =============                                       ============


















See notes to unaudited pro forma condensed combined financial information.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION


On December 30, 1996, Whitman acquired the South Dakota operations and certain assets at two campuses of Huron University. The purchase price consisted of $2.25 million, of which approximately $1.95 million was paid in cash, $150,000 in common stock, acquisition costs of $150,000 and the assumption of $1.4 million of net liabilities. In addition, the Company assigned the right to purchase the Huron real property to a third party, Huron Education, Inc. (HEI), a South Dakota not-for-profit organization, in exchange for $3.9 million and simultaneously leased the real property from HEI upon the satisfaction of $757,000 in existing mortgages and after placing $500,000 in escrow to be used for the satisfaction of assumed cash obligations of Huron University. In connection with this transaction, the community of Huron, South Dakota, through HEI paid to the Company $527,000 (which is included in the $3.9 million received from HEI) as an inducement for the Company to acquire the operations of Huron University. This inducement has ben accounted for as a deferred credit and will be amortized over the lease period of nine years. These transactions resulted in a net purchase price of $1,500,000 (comprised of the receipt of cash totalling $1,200,000 and the assumption of current liabilities totalling $2,700,000) which was allocated to current assets totalling $1,500,000.


(1) Reflects reduction of interest expense resulting from the payment of Huron notes payable at the closing of the transaction and reduction of Whitman note payable using the cash proceeds Whitman received at the closing of the transaction.

(2) Reflects additional rent expense incurred by Whitman to lease the Huron facilities (which Huron previously owned.)

(3) Reflects reduction in depreciation expense resulting from certain assets not being acquired by Whitman, and assets carried at a lower value.

(4)      Huron  scholarship  expenses   for   the   year ended May 31, 1996 are
         reclassified to conform with Whitman reporting format.

(5) Reflects elimination of asset writedown included in Huron statement of operations for the nine months ended December 31, 1996.

(6) No pro forma adjustment has been made for income taxes based on the assumption that a valuation allowance would be established to offset the deferred tax assets resulting from the incremental net operating losses generated by Huron.

                                  EXHIBIT INDEX

NUMBER            EXHIBIT                              METHOD OF FILING
------            ----------------------------         -----------------------
 2.1              Asset Purchase Agreement             Previously filed.

23.1              Consent of Eide Helmeke PLLP         Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WHITMAN EDUCATION GROUP, INC.

                                      By:  /S/  RANDY S.  PROTO
                                      -----------------------------------------
                                          RANDY S. PROTO, PRESIDENT


Date:  February 28, 1997








                                       -3-